GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Exhibit 10.34.0

EXECUTION COPY

TECHNOLOGY LICENSE AGREEMENT, dated as of December 5, 2006, among GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“GTI”), UCAR CARBON COMPANY INC., a Delaware corporation (“UCAR”), ALCAN FRANCE, a French société par actions simplifiée (formerly known as Pechiney) (“Buyer”), and CARBONE SAVOIE, a French société par actions simplifiée (“Carbone Savoie”).

W I T N E S S E T H:

WHEREAS, GTI is engaged, through its subsidiaries, in the Business (as defined hereinafter);

WHEREAS, Buyer, directly or through its subsidiaries, desires to purchase, and GTI desires to sell, the Business on the terms and subject to the conditions set forth in a Purchase and Sale Agreement, dated as of November 27, 2006 (the “Purchase Agreement”), among GTI, Buyer and certain subsidiaries of GTI, and the closing of the transactions contemplated by the Purchase Agreement, including the sale of all of the stock of Carbone Savoie held by GTI through its subsidiaries to Buyer, is occurring on the date hereof;

WHEREAS, in connection with the purchase and sale of the Business, licenses of certain Intellectual Property are required in order to permit Buyer and its subsidiaries (including, following the closing of the transactions contemplated by the Purchase Agreement, Carbone Savoie) to operate the Continuing Business (as defined hereinafter) and GTI and its subsidiaries to operate the Competitive Business (as defined hereinafter) after the Closing;

WHEREAS, the Parties desire to grant and obtain such licenses on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and in the Purchase Agreement, and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

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ARTICLE 1

DEFINITIONS; INTERPRETATION

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” with respect to any Person, shall mean any other Person which Controls, is Controlled by or is under common Control with, directly or indirectly, such Person, and, if such Person is a natural person, includes any member of such Person’s immediate family, or, if such Person is an entity, includes any trustee, member, general partner, manager, director or executive officer of, or any Person performing similar functions for, such Person.

“Agreement” shall mean this Technology License Agreement, including the Schedules, in each case, as amended or supplemented from time to time.

“Analyses” shall have the meaning given to such term in Section 6.1(a).

“Business” shall mean the development, manufacturing, marketing and sale of Cathodes by the Seller Group, including Carbone Savoie and the CS Brazil Companies.

“Business Day” shall mean any day of the year other than (a) any Saturday or Sunday or (b) any other day on which the banks located in the State of New York, United States of America, or France, generally are closed for business.

“Buyer” shall have the meaning given to such term in the title.

“Buyer Field of Use” shall mean the development, manufacturing, marketing and sale of Cathodes.

“Buyer Group” shall mean Buyer, the Affiliates of Buyer (including Carbone Savoie), the respective Representatives of Buyer and such Affiliates and the respective permitted successors and permitted assigns of Buyer, such Affiliates and such Representatives.

“Buyer Maintained IP” shall have the meaning given to such term in Section 5.1(c).

“Carbone Savoie” shall have the meaning given to such term in the title.

“Carbone Savoie Brazil” shall mean Carbone Savoie Brasil S.A., a company organized under the laws of the Federative Republic of Brazil.

“Cathodes” shall mean cathode bottom blocks, graphitized and non-graphitized carbon blocks, sidewall blocks, preformed sidewall blocks (combining carbon and silicon carbide materials), materials (glue and ramming paste), as well as all other carbon or graphite based materials used for the lining of aluminum electrolysis cells (which for clarity does not include anodes).

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“Claim” shall mean any complaint, allegation, charge, petition, appeal, demand, notice, filing or claim of any kind that commences, alleges a basis to commence or threatens to commence any Proceeding by or before any Governmental Authority or Judicial Authority or that asserts, alleges a basis to assert or threatens to assert any right, breach, default, violation, noncompliance, termination, cancellation or other action or omission that could result in a Liability or Loss.

“Closing” shall have the meaning given to such term in Section 3.1(a) of the Purchase Agreement.

“Confidential Information” shall have the meaning given to such term in Section 6.1(a).

“Competitive Business” shall mean a Person conducting the commercial development, manufacturing, marketing and/or sale of GTI Products or a Person listed in Schedule C.

“Continuing Business” shall mean the development, manufacturing, marketing and sale of Cathodes by the Buyer Group after the Closing.

“Contract” shall mean any written or oral contract, agreement, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, purchase or sale order, quotation or other commitment, obligation or instrument of any kind that is or is intended to be (or, upon acceptance by the other intended party or parties thereto, would be) legally binding or enforceable under applicable Law.

“Control” of a Person shall mean possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, through rights under Contracts, or otherwise.

“Court” shall have the meaning given to such term in Section 6.4(c)(1).

“CS Brazil Companies” shall mean Carbone Savoie Brazil and CS Brazil Holding.

“CS Brazil Holding” shall mean Carbone Savoie Brasil Holding S/A, a company organized under the laws of the Federative Republic of Brazil.

“CS Intellectual Property” shall mean the graphitization and other process technology currently owned, used or being developed by or for Carbone Savoie and the CS Brazil Companies (excluding in each case Intellectual Property developed, used or owned prior to the GTI Acquisition Date) and that is described in Schedule B.

“Disclosing Party” shall have the meaning given to such term in Section 6.1(a).

“Effective Date” shall mean the date first set forth hereinabove.

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“Equity Interests” of a Person shall mean capital stock, capital stock equivalents (including stock options, restricted stock units, stock appreciation rights and phantom stock), partnership interests, membership interests, participations, shares and other equity interests of any class or kind (however designated) of such Person.

“First Notice” shall have the meaning given to such term in Section 6.4(c)(2).

“France” shall mean the French Republic.

“GTI” shall have the meaning given to such term in the title.

“GTI Acquisition Date” mean January 2, 1997, which is the date on which UCAR Holdings acquired 70 % of the outstanding Equity Interests in Carbone Savoie.

“GTI Products” shall mean carbon or graphite foam, carbon/carbon and carbon composites, refractory brick, graphite electrodes and Graphite Specialties, but does not include Cathodes.

“Governmental Authority” shall mean any government (including any United States, French or Brazilian Federal, foreign, state, provincial, city, municipal, cantonal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive or legislative department, commission, body, agency, authority or instrumentality of any thereof.

“Graphite Specialties” shall mean graphite molds for high temperature applications, graphite crucibles, graphite heating elements, graphite anodes and graphite dies, in each case, used in applications such as the casting of railcar wheels, production of diamond drill bits, production of boron nitride for cosmetics, production of magnesium, fluorine and lithium, production of boron carbide for bullet proof vests and fiber optic cables and production of coins, keys and electrical connectors. Graphite Specialties shall also include rigid insulation board made from natural graphite used in the insulation of vacuum furnace and heat treating furnace applications.

“ICC Rules” shall have the meaning given to such term in Section 6.4(c)(1).

“Infringed IP” shall have the meaning given to such term in Section 5.3.

“Intellectual Property” or “IP” shall mean any and all (a) designs, styles, concepts, inventions and discoveries of any kind, whether or not entitled to registration or protection under any patent, copyright, trademark, trade secret or Law, (b) invention rights, shop rights, utility models, patents, patent applications and statutory invention registrations, (c) trademarks, service marks, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill of any kind, including registrations and applications for registration thereof, (d) domain names, websites, mask works and copyrights of any kind, including copyrights in computer software and published and unpublished works, and registrations and applications for registration thereof, and (e) confidential and proprietary information, including trade secrets, know-how (including mix formulations, processing conditions and manufacturing

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and engineering information), process technology, technical information, data, customer lists, plans, strategies and methodologies, in the case of each clause above, regardless of the form in which embodied or evidenced and including all databases, books, records, papers, files, recordings, imprints, pictures, drawings and blue prints associated therewith or related thereto.

“Judicial Authority” shall mean any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

“Law” shall mean any treaty, code, statute, law (including common law), rule, regulation, or ordinance of any kind of any Governmental Authority.

“Liability” shall mean any liability, duty, responsibility, obligation, assessment, cost, expense, expenditure, charge, fee, penalty, fine, contribution, premium or obligation of any kind, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and regardless of when sustained, incurred or asserted or when the relevant events occurred or circumstances existed.

“Licensing Party” shall have the meaning given to such term in Section 5.3.

“Loss” shall mean any Liability, shortage, damage, diminution in value, deficiency or loss of any kind.

“Manufacturing Facility” shall mean a facility in which Cathodes or GTI Products are manufactured.

“Non-Licensing Party” shall have the meaning given to such term in Section 5.3.

“Order” shall mean any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Ordinary Course” shall mean the ordinary course of business, operations and activities conducted by the Business prior to the date hereof consistent with past practice.

“Parties” shall mean GTI, UCAR, Buyer and Carbone Savoie.

“Person” shall mean an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a Judicial Authority, a Governmental Authority or any other entity or association of any kind.

“Principals” shall mean Buyer and GTI.

“Proceedings” shall mean any action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry or other proceeding of any kind involving any Governmental Authority, any Judicial Authority or any other Person.

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“Protected Information” shall have the meaning given to such term in Section 6.1(b).

“Protected Party” shall have the meaning given to such term in Section 6.1(b).

“Protecting Party” shall have the meaning given to such term in Section 6.1(b).

“Purchase Agreement” shall have the meaning given to such term in the preamble.

“Receiving Party” shall have the meaning given to such term in Section 6.1(a).

“Related Agreements” shall mean (a) the SNC Asset Purchase Agreements, (b) the IT Services Agreement, (c) the Tolling Agreement, (d) the Transition Services Agreement, (e) the Property License, (f) the Machining Services Agreement, (g) the Brazil Purchase Agreement, (h) the Mutual Release, as each such term is defined in the Purchase Agreement, and (i) this Agreement.

“Representatives” of a Person shall mean controlling persons, partners, directors, officers, managers, trustees, employees, agents, representatives, consultants, affiliates, advisors, counsel or nominees of such Person.

“Request” shall have the meaning given to such term in Section 6.4(c)(2).

“Seller Field of Use” shall mean all fields other than the development, manufacturing, marketing and sale of Cathodes.

“Seller Group” shall mean GTI, the Affiliates of GTI (other than Carbone Savoie) including UCAR, the respective Representatives of GTI and such Affiliates and the respective permitted successors and permitted assigns of GTI, such Affiliates and such Representatives.

“Seller Improvements” shall mean, with respect to the Seller Intellectual Property, all customizations, enhancements, revisions and modifications thereto invented, discovered, developed or made by GTI or any of its subsidiaries at any time after the date hereof and on or before the seventh anniversary of the date hereof.

“Seller Intellectual Property” shall mean the graphitization and other process technology currently owned, used or being developed by or for the Seller Group for the Business and that is described in Schedule A.

“Seller Maintained IP” shall have the meaning given to such term in Section 5.1(g).

“UCAR” shall have the meaning given to such term in the title.

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Section 1.2 Interpretation. Unless otherwise expressly specified in this Agreement:

(a) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;

(b) the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;

(c) the word “written” and the phrase “in writing,” and correlative words and phrases, include electronic and facsimile transmissions;

(d) the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;

(e) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;

(f) the word “or” is not exclusive;

(g) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(h) references to a Person shall include the successors and assigns thereof permitted by this Agreement;

(i) references to any Contract, Law or Order mean such Contract, Law or Order, as amended, modified or supplemented and, in the case of any Law, also means any successor Law and, in the case of any Contract, includes any and all exhibits, annexes, schedules and documents attached thereto or incorporated therein or constituting a part thereof;

(j) references to a “board of directors” of a Person mean the board of directors or correlative governing body or authority of such Person and include any committee thereof, references to an “officer” or “director” of a Person mean an officer, director, executive, manager or trustee of such Person or an individual performing correlative functions for such Person the words “stockholder” and “shareholder” are synonymous and references to the “stockholders” or “shareholders” of a Person mean the stockholders, shareholders or other owners of Equity Interests (including partners and members) of such Person;

(k) references to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement;

(l) references to “graphite” mean synthetic graphite only, and not natural graphite; and

(m) capitalized terms that are correlative to terms defined in Section 1.1 shall have correlative meanings.

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ARTICLE 2

GRANT OF RIGHT AND LICENSE

Section 2.1 License to Seller Intellectual Property.

(a) Subject to the terms and conditions set forth herein, the Seller Group (including each of GTI and UCAR) hereby grants to Carbone Savoie, and Carbone Savoie hereby accepts, an exclusive (even as to Seller Group), perpetual, irrevocable, non-transferable (except as specifically set forth in Section 6.5), royalty-free, worldwide license under the Seller Intellectual Property in the Buyer Field of Use (which shall include the right to develop, make and use and sell Cathodes). UCAR and the other members of the Seller Group shall retain exclusive rights to the Seller Intellectual Property for use in the Seller Field of Use as provided herein. Carbone Savoie shall have the right to sublicense the Seller Intellectual Property and the Seller Improvements, provided that any such sublicenses are limited specifically and solely to the Buyer Field of Use; and provided further that:

(i) any sublicense granted pursuant hereto shall not be extended to a party in a Competitive Business unless Carbone Savoie can demonstrate to the reasonable satisfaction of GTI and UCAR (acting reasonably and in good faith) that, with respect to a Competitive Business to which Carbone Savoie wishes to grant a sublicense,

(1) such Competitive Business does not develop, manufacture, market or sale a * of *,

(2) the development, manufacturing, marketing and/or sale of * is not * to such Competitive Business, and

(3) the Competitive Business has instituted reasonable policies and/or protections for the protection of Protected Information and to avoid the misuse of the Seller Intellectual Property or the Seller Improvements in fields other than the Buyer Field of Use;

(ii) any sublicense granted pursuant hereto shall not be extended to a party having a Manufacturing Facility in any of *, *, * or * unless Carbone Savoie can demonstrate to the reasonable satisfaction of GTI and UCAR (acting reasonably and in good faith) that such sublicensee and such Manufacturing Facility have instituted reasonable policies and/or protections for the protection of Protected Information and to avoid the misuse of the Seller Intellectual Property or the Seller Improvements in fields other than the Buyer Field of Use;

(iii) any sublicense granted by Carbone Savoie shall be without the right to further sublicense the Seller Intellectual Property or the Seller Improvements and shall include terms binding the sublicensee to confidentiality provisions equivalent to those set out in Section 6, for the benefit of both Carbone Savoie and the Seller Group;

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(iv) when, pursuant to Section 2.1(a)(i) or 2.1(a)(ii), Carbone Savoie is obligated to demonstrate a state of facts in respect of a Competitive Business or a Manufacturing Facility to the reasonable satisfaction of GTI and UCAR in order to be permitted to grant a sublicense to the Seller Intellectual Property or the Seller Improvements, Carbone Savoie shall provide GTI and UCAR with all relevant information, including documentary evidence, that it believes demonstrates such state of facts at least sixty (60) days in advance of the date of the proposed sublicense. If GTI or UCAR do not notify Carbone Savoie that they are or are not reasonably satisfied by the expiration of sixty (60) days following the furnishing of the relevant information, Carbone Savoie may assume that GTI and UCAR are reasonably satisfied that the demonstrated state of facts is extant.

(b) The restrictions on sublicensing of the Seller Intellectual Property and the Seller Improvements set forth in the preceding paragraph shall not apply to an Affiliate of Carbone Savoie, where Control shall be established through ownership of more than 50 % of the Equity Interest of the relevant Person.

Section 2.2 Seller Improvements. Commencing on the date hereof and continuing until the seventh anniversary of the date hereof, each of UCAR and GTI shall, and GTI shall cause its other subsidiaries to, inform Carbone Savoie of any Seller Improvements and to offer to license to Carbone Savoie any Seller Improvements. In connection therewith, UCAR and GTI shall, and GTI shall cause its other Affiliates to, also inform Carbone Savoie of the terms on which a license to such Seller Improvements is available. Neither UCAR nor GTI shall be obligated, and neither shall be obligated to cause their respective Affiliates, to inform Carbone Savoie of the existence of any Seller Improvements more than two times per calendar year. UCAR and GTI shall and GTI shall cause its Affiliates to negotiate in good faith the terms of any such license, which shall be commercially reasonable terms, but, in any event, the terms of such license with respect to field of use, term, transfers, sublicenses and termination will be substantially similar in all material terms to those set forth in this Agreement.

Section 2.3 License to CS Intellectual Property; Sublicense. Subject to the terms and conditions set forth herein, Carbone Savoie hereby grants to UCAR, and UCAR hereby accepts, an exclusive (even as to Carbone Savoie), perpetual, irrevocable, non-transferable (except as specifically set forth in Section 6.5), royalty-free, worldwide license under the CS Intellectual Property, specifically and solely for use in the Seller Field of Use. Carbone Savoie shall retain exclusive rights to the CS Intellectual Property for use in the Buyer Field of Use. UCAR shall have the right to sublicense the CS Intellectual Property for which it has a license, so long as any such sublicenses are limited specifically and solely to the Seller Field of Use. UCAR shall, in respect of any proposed sublicense, secure from any proposed sublicensee undertakings implementing reasonable policies and/or protections for the protection of Protected Information and to avoid the misuse of the CS Intellectual Property in fields other than the Seller Field of Use.

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Section 2.4 Exclusivity.

(a) UCAR will not, and GTI will not and not permit any of its other Affiliates to use, or license or otherwise transfer or convey the Seller Intellectual Property or the Seller Improvements for use, in the Buyer Field of Use.

(b) Carbone Savoie will not, and Buyer will not and will not permit any of its other Affiliates to, use, or license or otherwise transfer or convey the CS Intellectual Property for use, in the Seller Field of Use.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 GTI and UCAR represent and warrant: that all rights, titles and interests in and to the Seller Intellectual Property are owned by UCAR, GTI or one of its other subsidiaries; that each of UCAR and GTI has the right and power to grant the licenses granted herein; and that there are no contracts with any other Person that conflict with such grant. GTI and UCAR represent that neither UCAR nor GTI or any of its other subsidiaries has assigned or encumbered its right, title and interest in and to the Seller Intellectual Property other than as contemplated in the last sentence of Section 6.5 and in any event in a manner which would not prevent them from granting such licenses or adversely affect the rights granted to Carbone Savoie hereunder.

Section 3.2 GTI and UCAR represent and warrant that the Seller Intellectual Property licensed hereunder constitutes all the technology currently owned, used or being developed by UCAR, GTI and each of its other subsidiaries (other than Carbone Savoie) for the Business. In the event it is determined that the Seller Intellectual Property licensed hereunder does not constitute all the technology currently owned, used or being developed by UCAR, GTI and each of its other subsidiaries (other than Carbone Savoie) for the Business, GTI and/or UCAR shall grant, or cause the granting, to Carbone Savoie a license to any additional technology it is determined was not included in the license granted herein, on the same terms and conditions as set forth in the Agreement. Liability for breach of the representation and warranty set forth in the first sentence of this Section 3.2 shall be limited to the grant of a license to such additional technology as provided in the immediately preceding sentence.

ARTICLE 4

REMEDIES IN THE EVENT OF BREACH OF LICENSE

Section 4.1 A Principal or its Affiliate party hereto having suffered a Loss as a result of the breach of the terms hereof by the other Principal or the Affiliates thereof shall be made whole through the payment of monetary damages compensating such Party for any damages it shall have suffered as a result of such Loss, including direct, consequential or indirect loss or damage, said consequential or indirect loss or damage to be limited to damages equivalent to reasonable royalties that would have otherwise been paid to the aggrieved Party; provided,

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however, that, in the event the breach of the terms hereof constitutes disclosure of Confidential Information or transfer of Intellectual Property to a party in violation of the terms hereof, consequential or indirect loss or damage shall not be limited to damages equivalent to reasonable royalties that would have otherwise been paid to the aggrieved Party. In addition, the aggrieved Party shall be entitled to a permanent injunction from a court of competent jurisdiction to enjoin any infringing Person to cease infringement in the event of use in the field of use of the other Principal or its Affiliate party hereto or of disclosure of Confidential Information without the requirement of posting bond or other security.

ARTICLE 5

MAINTENANCE AND DEFENSE OF IP

Section 5.1 Maintenance of IP.

(a) UCAR shall, and GTI shall and shall cause its other subsidiaries to, use commercially reasonable efforts to maintain the Seller Intellectual Property and any Seller Improvements licensed to Carbone Savoie, including payment of all renewal fees, on customary terms and conditions, subject to its and their right to abandon any such Seller Intellectual Property pursuant to Section 5.1(b).

(b) If UCAR, GTI or one of its other subsidiaries decides, at any time, to abandon any patent that is part of the Seller Intellectual Property or the Seller Improvement licensed to Carbone Savoie by failing to pay any fee required by statute or administrative regulation in order to maintain such Intellectual Property, then UCAR shall notify Carbone Savoie in writing of such decision at least twenty (20) Business Days prior to such abandonment (or as long a period prior to such abandonment as is feasible under the circumstances, if twenty (20) Business Days notice is not feasible) and Carbone Savoie shall have the right, but not the obligation, to maintain such Intellectual Property.

(c) Any Intellectual Property which Carbone Savoie exercises its right to maintain under Section 5.1(b) (the “Buyer Maintained IP”) shall thereupon become the sole and exclusive property of Carbone Savoie. UCAR will not, and GTI will not and will not permit any of its other Affiliates to, take any act that is inconsistent with this Section 5.1(c).

(d) With respect to any Buyer Maintained IP, UCAR shall, and GTI shall and shall cause its other Affiliates to:

(i) promptly upon reasonable request and at the expense of Carbone Savoie, execute all applications, transfers, assignments, waivers and other documents necessary or desirable from time to time for the purpose of:

(1) maintaining, vesting in or assigning to Carbone Savoie absolute title to such Buyer Maintained IP; and

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(2) applying for, prosecuting, obtaining or maintaining any patent, copyright or industrial design registration relating to such Buyer Maintained IP;

(ii) promptly upon reasonable request and at the expense of Carbone Savoie, co-operate with and assist Carbone Savoie in the prosecution and maintenance of each such application and the rights granted in respect thereof; and

(iii) not contest the validity of any of such Buyer Maintained IP.

(e) Carbone Savoie hereby grants to UCAR, and UCAR hereby accepts, license to all Buyer Maintained IP on the same terms and conditions as those set forth in Section 2.4.

(f) If Carbone Savoie decides, at any time prior to the seventh anniversary of the date hereof, to abandon any patent that is part of the CS Intellectual Property by failing to pay any fee required by statute or administrative regulation in order to maintain such patent, then Carbone Savoie shall notify UCAR in writing of such intent at least twenty (20) Business Days prior to such abandonment (or as long a period prior to such abandonment as is feasible under the circumstances, if twenty (20) Business Days notice is not feasible) and thereafter UCAR shall have the right, but not the obligation, to maintain such Intellectual Property.

(g) Any Intellectual Property which UCAR exercises it right to maintain under Section 5.1(f) (the “Seller Maintained IP”) shall thereupon become the sole and exclusive property of UCAR. Carbone Savoie will not, and Buyer will not and will not permit any of its other Affiliates to, take any act that is inconsistent with this Section 5.1(g).

(h) With respect to the Seller Maintained IP, Carbone Savoie will, and Buyer will and will cause its other Affiliates to:

(i) promptly upon reasonable request and at the expense of UCAR, execute all applications, transfers, assignments, waivers and other documents necessary or desirable from time to time for the purpose of:

(1) maintaining, vesting in or assigning to UCAR absolute title to any Seller Maintained IP; and

(2) applying for, prosecuting, obtaining or maintaining any patent, copyright or industrial design registration relating to such Seller Maintained IP;

(ii) promptly upon reasonable request and at the expense of UCAR, co-operate with and assist UCAR in the prosecution and maintenance of each such application and the rights granted in respect thereof; and

(iii) not contest the validity of any of such Seller Maintained IP.

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(j) UCAR hereby grants to Carbone Savoie and Carbone Savoie hereby accepts a license to all Seller Maintained IP on the same terms and conditions as those set forth in Section 2.1.

Section 5.2 Defense of IP. Subject to Section 5.1(b), UCAR shall, and GTI shall and shall cause its other Affiliates to, defend the Seller Intellectual Property and any Seller Improvements licensed to Carbone Savoie (including taking steps that are in its judgment reasonable and appropriate in an opposition, cancellation or revocation Proceeding or any other Proceeding initiated by or before any registration authority). Subject to Section 5.1(f), Carbone Savoie shall, and Buyer shall and shall cause its other Affiliates to, defend the CS Intellectual Property (including taking steps that are in its judgment reasonable and appropriate in an opposition, cancellation or revocation Proceeding or any other Proceeding initiated by or before any registration authority).

Section 5.3 Infringement. Subject to Sections 5.1(b) and 5.1(f) and the last sentence of this Section 5.3, each Principal shall, and shall cause its Affiliates to, give prompt written notice to the other Principal of any actual or imminent infringement or potential infringement by third parties of the Intellectual Property licensed hereunder of the other Principal or its Affiliate party hereto (the “Infringed IP”) of which it or they become aware and may request in writing that the Principal or Affiliate party hereto who or whose Affiliate owns the Infringed IP (the “Licensing Party”) proceed to take steps to end any such actual infringement. The Licensing Party will inform the other Principal (the “Non-Licensing Party”) within thirty (30) Business Days of receipt of such written request whether it will take steps to defend the Infringed IP. If the Licensing Party declines to defend the Infringed IP (which it shall have the right to do), or does not respond to the Non-Licensing Party’s request within such thirty (30) Business Days, the Non-Licensing Party may institute and prosecute such claim for infringement in its own name with the Licensing Party providing reasonable assistance in connection with such claim.

Section 5.4 Costs. Any Claim prosecuted pursuant to Section 5.3 shall be prosecuted solely at the expense of the Party pursuing such Claim, subject to Section 5.6.

Section 5.5 Cooperation. Each Party agrees to fully cooperate with the other Parties in the pursuing of any Claim pursuant to Section 5.3. The Party pursuing the Claim shall reimburse the other Parties for the expenses incurred as a result of such cooperation.

Section 5.6 Settlement and Damages. If the Non-Licensing Party is the Party pursuing the Claim against third parties for infringement of IP, it shall not settle such Claim without the prior written consent of the Licensing Party (not to be unreasonably withheld or delayed). Any damages payable by a third party for past infringement of any of the Infringed IP shall be for the benefit of the Licensing Party, but the Non-Licensing Party pursuing the Claim may recover its reasonable costs of litigation from such damages, as well as the amount of the Loss suffered by the Non-Licensing Party.

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ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.1 Confidentiality.

(a) “Confidential Information” of a Party shall mean all information (whether in written, electronic, oral or other form and including trade secrets and non-public, confidential or proprietary information) furnished by or on behalf of or obtained from such Party, the Affiliates of such Party, or its or their Representatives relating to this Agreement, the transactions contemplated hereby or the subject matter hereof. Confidential Information of Carbone Savoie shall include trade secrets and non-public, confidential or proprietary information of (i) Carbone Savoie existing prior to the date hereof, (ii) SNC and CS Brazil Operating included in the Purchased Assets and (iii) the Business. Confidential Information of SNC or CS Brazil Operating shall include trade secrets and non-public confidential or proprietary information of (i) SNC or CS Brazil Operating included in the Excluded Assets and (ii) businesses of GTI and its subsidiaries (including Carbone Savoie prior to the date hereof) other than the Business. “Analyses” shall mean all books, records, notes, files, compilations, analyses, forecasts, studies, reports and other documents (whether in written or electronic form) that contain or reflect any Confidential Information of a Principal or its Affiliate party hereto that are prepared by or on behalf of the other Principal, the Affiliates of the other Principal or its or their Representatives. “Protected Information” of a Principal or its Affiliate party hereto shall mean (x) the Confidential Information of such Principal or its Affiliate party hereto and (y) Analyses that contain or reflect such Confidential Information.

(b) Each Principal and its Affiliate party hereto (as such, the “Protecting Party” (i) will keep all of the Protected Information of the other Principal and its Affiliate party hereto (as such, the “Protected Party”) confidential and not disclose any of the Protected Information in any manner whatsoever (except as required by applicable Law or Order and, even then, only after compliance with Section 6.1(c)), without the prior written consent of the Protected Party, and (ii) will not use any of the Protected Information in any manner whatsoever other than in connection with the consummation of the transactions contemplated hereby; provided, however, that Protected Information may be revealed to Representatives of the Protecting Party who (1) need to know such Protected Information for the purpose of (A) reviewing, evaluating or consummating such transactions or (B) advising or otherwise assisting the Protecting Party in complying with its internal control and financial and other public reporting and disclosure obligations under applicable Law, (2) are informed by the Protecting Party of the confidential nature and restricted use of such Protected Information and (3) agree to observe the terms of this Section 6.1 as if they were Parties. Each Party will and will cause its Affiliates and its and their Representatives to only make that number of copies of Protected Information (whether in written, electronic or other form) that is reasonably necessary for consummation of the transactions contemplated hereby. Each Party will cause its Affiliates and its and their Representatives to observe the terms of this Section 6.1 as if they were Parties and will be responsible for any breach of this Section 6.1 by any of their Affiliates or Representatives. Each Principal and its Affiliate party hereto acknowledges that certain of its Protected Information may also be Protected Information of the other Principal or its Affiliate party hereto and, accordingly, each of the Principals and their respective Affiliates party hereto will use such mutually Protected Information in a commercially reasonable manner that is intended to preserve the confidentiality of such mutually Protected Information as it relates to the other Principal or its Affiliate party hereto.

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(c) If the Protecting Party is requested pursuant to, or required by, any Law or Order to disclose any Protected Information, the Protecting Party will as promptly as possible give or cause to be given written notice to that effect to the Protected Party. The Protected Party, in its sole discretion, shall be entitled to seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 6.1. If the Protected Party seeks such an order or remedy, the Protecting Party will and will cause each of its Representatives to, upon request, fully cooperate with the Protected Party (which includes delaying the furnishing of Protected Information so as to enable the Protected Party to so seek). Regardless of whether such protective order or other remedy is obtained or such waiver is given, unless otherwise agreed by the Protected Party, the Protecting Party will and will cause its Representatives to (i) furnish only that portion of the Protected Information which is, in the advice of outside legal counsel to the Protecting Party, legally required to be furnished and (ii) as promptly as possible give the Protected Party a copy of the Protected Information required to be furnished. If such a protective order or remedy is not obtained, the Protecting Party will and will cause each of its Representatives to exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Protected Information. If such a protective order or other remedy is obtained or such a waiver is given, the Protecting Party will and will cause each of its Representatives to exercise commercially reasonable efforts to obtain reliable assurance that such Protected Information is furnished in accordance with and subject to such protective order, remedy or waiver.

(d) Protected Information shall not include information to the extent, but only to the extent, that such information is (i) on the date hereof part of, or after the date hereof becomes part of, the public domain other than as a result of disclosure by the Protecting Party or any of its Representatives where such disclosure constituted or constitutes a breach of this Section 6.1, the Confidentiality Agreement or any prior confidentiality undertaking, (ii) on the date hereof known by or available to the Protecting Party or its Representatives on a non-confidential basis so long as such knowledge or availability is demonstrated by reasonably convincing written (or, if dating is demonstrated by reasonably convincing evidence, electronic) evidence, (iii) after the date hereof becomes known by or available to the Protecting Party on a non-confidential basis from a source (other than the Protected Party) which, to the knowledge of the Protecting Party, after due inquiry, is not prohibited from disclosing such information by a statutory, regulatory, contractual or fiduciary obligation or (iv) after the date hereof developed by the Protecting Party independent of any information furnished by or on behalf of or obtained from the Protected Party by a Person who did not have access to the Protected Information so long as such independent development is clearly and convincingly demonstrated by dated written (or, if dating can be independently demonstrated, electronic) records of a type that is customarily generated and maintained by the Protecting Party in the ordinary course consistent with past practices; provided, however, that, for purposes of this clause (iv), any information that was disclosed pursuant to any prior confidentiality undertaking shall be considered Protected Information.

(e) For the purposes of Section 6.1(d), (i) information that is specific shall not be deemed to be within an exception set forth in Section 6.1(d) merely because it is embraced by general information that is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in Section 6.1(d) merely

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because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.

(f) This Section 6.1 shall not restrict a Party or its Affiliates from exercising rights or enforcing obligations hereunder or under any other Related Agreement.

(g) Grant of a sublicense pursuant to, and subject to the terms of, Section 2.1, shall not be deemed a breach of the Confidentiality undertakings set forth herein.

Section 6.2 Limitations as to Representations and Warranties.

Except as set forth in Article 3 and in the Purchase Agreement, no representations, warranties or guarantees of any kind have been, are being or will be made by GTI or UCAR, any of their respective Affiliates or any of their respective Representatives.

ALL REPRESENTATIONS, WARRANTIES OR GUARANTEES IMPLIED OR OTHERWISE CREATED UNDER ANY APPLICABLE LAW, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THE RIGHTS OF OTHER PERSONS ARE EXPRESSLY DISCLAIMED TO THE EXTENT PERMITTED BY APPLICABLE LAW.

(a) Except in respect of Carbone Savoie for the representations and warranties of GTI and UCAR expressly set forth in Article 3, each Party disclaims reliance upon (i) any representations, warranties or guarantees (whether express or implied and whether oral or written) by the other Parties, any of their Affiliates or any of its or their Representatives or (ii) any other information with respect to the other Parties or any of their Affiliates provided by or on behalf of any of them.

(b) Each Party has the right to rely upon the representations, warranties, covenants and agreements of each other Party contained herein; provided, however, that, notwithstanding anything contained herein to the contrary, no matter shall constitute a breach of any representation or warranty of GTI or UCAR if such matter was actually known to Buyer or Alcan, Inc. on the date hereof, and was not promptly disclosed by Buyer or Alcan, Inc.

Section 6.3 Notice. All notices and demands required or permitted to be given pursuant to this Agreement shall be given in writing in the English language, shall be transmitted by personal delivery, by an internationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

When Buyer or Carbone Savoie is the intended recipient:

Alcan France

7 place du Chancelier Adenauer

75218 PARIS Cédex 16

Attention: President

Facsimile Number: 33(1) 56 28 28 72

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With a copy to:

Alcan France

7 place du Chancelier Adenauer

75218 PARIS Cédex 16

Attention: Chief Counsel, Mergers and Acquisitions - Europe

Facsimile Number: 33(1) 56 28 33 07

And:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: George A. Casey, Esq.

Facsimile Number: 212-848-7179

When GTI or UCAR is the intended recipient:

GrafTech International Ltd.

12900 Snow Road

Parma, OH 44130

Attention: General Counsel

Facsimile Number: 216-676-2526

With a copy to:

Kelley Drye & Warren LLP

2 Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Attention: M. Ridgway Barker

Facsimile Number: 203-327-2669

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Section 6.3 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the return receipt (if transmitted by

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mail), the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), or the answer back or call back (if transmitted by facsimile) or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

Section 6.4 Governing Law; Dispute Resolution; Arbitration.

(a) Governing Law; Forum; Jury Trial. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Dispute Resolution.

(1) Notice Regarding Dispute. If there is a dispute between the Principals or their respective Affiliates relating to an alleged breach of this Agreement, either Principal may, at any time, give a notice to the other Principal requesting to discuss actions which might be taken to resolve such dispute. No proposed actions are required to be set forth in such notice. The Principal shall, commencing promptly after such notice shall have been given, discuss such actions. During such discussions, either Principal may propose for discussion any action which it believes might be so taken. Nothing contained in this Agreement shall obligate or require (or be construed to obligate or require) a Principal to agree upon any such actions.

(2) Referral to Chief Executive Officers. If the Principals shall have discussed actions which might be taken to resolve a dispute pursuant to Section 6.4(b)(1) and shall have failed to agree upon such actions within thirty (30) days after a Principal shall have given notice pursuant to Section 6.4(b)(1), either Principal may, at any time within fifteen (15) days after the expiration of such thirty (30) day period, give a notice to the other Principal requesting that the respective chief executive officers of the Principals or their respective designates discuss such actions. The Principals shall, commencing promptly after such notice shall have been given, cause such officers to discuss such actions. During such discussions, either of such officers may propose for discussion any action which he believes might be so taken and either of such officers may consult with counsel, accountants and other experts. Nothing contained in this Agreement shall obligate or require (or be construed to obligate or require) any of such officers to agree upon any such actions.

(c) Arbitration.

(1) If there shall be a dispute between the Principals or their respective Affiliates arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, such dispute shall be finally settled by arbitration held in New York, New York under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”). The International Court of Arbitration of the International Chamber of Commerce (the “Court”) shall administer any arbitration hereunder. All such arbitration proceedings shall be conducted (i) in English and (ii) before an arbitration panel consisting of three (3) arbitrators. Any arbitration award must (A) be rendered in accordance

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with applicable law as described in Section 6.4(a), (B) be set forth in a written decision which sets forth the reasons (including the conclusions of fact and law) upon which such award is rendered and (C) include an allocation of all or part of the costs of the arbitration, including the fees of the arbitrator. No punitive damages shall be awarded in connection with any arbitration proceeding. Judgment upon an arbitration award may be rendered in any court of competent jurisdiction or application may be made to any such court for judicial acceptance or an order of enforcement of an arbitration award, as the case may be, and each Principal agrees, on behalf of itself and its respective Affiliates, that any arbitration award may be supported by a decree of specific performance or other appropriate injunctive relief. Any arbitration award shall be final and binding on the Principals and their respective Affiliates. Each Principal shall, upon request, furnish to the other Principal all information and copies of all documents to be offered in evidence or marked in evidence at the hearing and furnish a statement regarding any experts it intends to use at the hearing equivalent to that required by Rule 26(b)(4)(A)(i) of the Federal Rules of Civil Procedure.

(2) The Principal requesting arbitration shall deliver a Request for Arbitration (the “Request”) to the Court in accordance with the ICC Rules, and shall provide contemporaneous written notice thereof (the “First Notice”) to the responding Principal. The Request and First Notice shall set forth (i) all such information as is required to be included in a Request for Arbitration pursuant to the ICC Rules and (ii) the full name, description (as required by the ICC Rules) and address of the individual nominated by it to act as arbitrator. Within fifteen (15) business days after the receipt by the responding Principal of the First Notice, the responding Principal shall give written notice to the Principal requesting arbitration (and, to the extent required under the ICC Rules, to the Court) specifying the full name, description (as required by the ICC Rules) and address of the individual nominated by it to act as arbitrator. Within fifteen (15) days after the confirmation by the Court of the first two (2) arbitrators, the Principals shall appoint a third arbitrator who shall chair the arbitration panel. If (i) either Principal fails to nominate an arbitrator in accordance herewith or (ii) the Principals are unable or fail to agree upon a third arbitrator within such fifteen (15) day period, any such arbitrator shall be appointed by the Court in accordance with the ICC Rules at the request of any Party. The Principals agree that they shall, and shall cause the arbitrators nominated by them to, notify the Court promptly in the event of any failure to nominate or appoint an arbitrator as contemplated above.

(d) Exception. Neither Principal shall permit its Affiliates to commence or maintain any proceeding if the subject matter would be covered by this Section 6.4.

Section 6.5 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective permitted successors and permitted assigns. No Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of Law or otherwise) without the prior written consent of GTI (in the case of Buyer or any Affiliate thereof (including Carbone Savoie)) or Buyer (in the case of GTI or any Affiliate thereof (including UCAR)). Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Parties, if such consent is

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required hereby, shall be void. No Person, other than a member of the Buyer Group or the Seller Group, shall be, or be deemed to be, a third party beneficiary of this Agreement. Notwithstanding anything contained herein to the contrary, Carbone Savoie shall have the right to assign its rights and delegate its obligations under this Agreement to (i) any wholly-owned Affiliate of Alcan Inc., Buyer’s and Carbone Savoie’s ultimate parent entity; or (ii) a third party acquiring all or substantially all of Carbone Savoie’s Continuing Business, in all cases following five (5) days’ advance written notice given to GTI. Except in the case of a third party acquiring all or substantially all of the Continuing Business, no such assignment or delegation shall relieve the assignor or delegator of its obligations hereunder. It is understood that in the event of a sale of all or part of the entities within the Seller Group that are granting licensing rights hereunder, the licenses to Carbone Savoie shall survive such sale. Notwithstanding anything contained herein to the contrary, GTI shall have the right to assign its rights under this Agreement, by operation of Law or otherwise as collateral security for any credit or financing extended to, or indebtedness incurred by, GTI or any of its Affiliates; provided, however, that such assignment is effected only for security purposes and shall not permit any foreclosure or other execution on such assignment.

Section 6.6 Entire Agreement. This Agreement, together with the Schedules, and the Purchase Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous Contracts, representations, warranties and understandings (whether oral or written) by, between or among the Parties with respect to the subject matter hereof.

Section 6.7 Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

Section 6.8 Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

Section 6.9 Headings; Counterparts. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement may be signed in any number of counterparts, each of which (when executed

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and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties. Facsimile signatures hereto shall be as effective as originals.

Section 6.10 Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed by the Parties to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the original intent of the Parties as closely as possible as expressed in, and the benefits to the Parties provided by, this Agreement. If such provision cannot be so reformed, such provision shall be severed from this Agreement and the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent as closely as possible in order that the benefits provided by such provision shall be preserved to the greatest extent possible. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

Section 6.11 Interpretation. Each Party has participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman.

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IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

ALCAN FRANCE

By:	/s/ Henri-Frederique Hibon
	Name:	Henri-Frederique Hibon
	Title:	Duly Authorized

CARBONE SAVOIE

By:	/s/ Henri-Frederique Hibon
	Name:	Henri-Frederique Hibon
	Title:	Duly Authorized

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Craig S. Shular
	Name:	Craig S. Shular
	Title:	CEO and President

UCAR CARBON COMPANY INC.

By:	/s/ Craig S. Shular
	Name:	Craig S. Shular
	Title:	CEO and President